nCryptone AAA Server

Multi-channel, multi-token, Radius, LDAP, SSO, Identity management, ...

The role of a AAA (Authentication/Authorization/Accounting) server ensures that the person who is trying to authenticate is really the one who registered in the data base. nCryptone AAA Server is the heart of the authentication proposed by AudioSmartCard. In addition to traditional authentication, the nCryptone AAA Server allows Authorization enabling user access to defined additional resources, as well as an associated Accounting system that collects information on the use of these resources/services. This enables users/departments to be allocated/invoiced for the incremental services that they have used in either a decrementing or incrementing mode.

Features

- Multi-Token: in addition to the acoustic smart card, nCryptone makes it possible to manage other systems of authentication, such as: static login/password, MAC address, RFID, Magnetic Strip... and thus to federate the various identities within the enterprise. Its modular concept makes it very simple to associate others systems to its token.

- Compatible with LDAP protocol: simplifies the organization and the communication with the existing user data can be very heterogeneous.
Incorporated Radius server modules, allowing a very simple and easy integration in existing infrastructures.

- Management of the users by domains and sub-fields reflecting the hierarchical structure of the enterprise. Possibility of delegating whole or part of the administration (e.g. physical accesses to the Services and data-processing access to the DSI). An unlimited number of profiles attached to a user. An unlimited number of Tokens (acoustic or other) attached to a user, etc...

- SSO that allows efficient use of company resources. Safe replication in real time of the AAA server on one or more distant servers in order to provide redundancy.

Identity federation, Radius and LDAP compatible , SSO, delegated administration... nCryptone AAA server is the heart of your future authentication architecture. Simple to deploy and to manage, its modular concept is easy to integrate and scalable.

nCryptone AAA Server Interface

Administration by a thin client (MS Internet Explorer), the interface allows complete management of the server (based on the rights) as well as a sophisticated user management. It is possible to delegate all or part of the administration to best respect and reflect the hierarchy of the enterprise (for example: physical access to General Services, logical access to IT Department...).

nCryptone AAA Server is available in either a hosted ASP mode or as a Dedicated mode:

ASP mode

Hosted at Prosodie, this mutualized mode offers the enterprise professional quality service (QoS, 24H/24 availability, monitoring, etc.) without forcing it to manage/administer one or more dedicated servers. It is the ideal solution for companies which wish to deploy systems of strong authentication quickly.
This solution can also be used in combination with the dedicated mode, with automatic replication of data providing redundancy of the data whatever the server used.

Dedicated mode

Enterprises installing server in their own infrastructure. Supplied in the form of a CD-Rom to be installed by the administrator, this mode includes all the functionality of the ASP server, integrated into the enterprise environment (directory, data base...). It is supplied in two forms: either software to be installed on an existing server or a pre-configured appliance, this solution requires a minimum knowledge of networks and security of the administrator for installation and administration.

Multi-tokens, Multi-channel and Identity management

The number of users having access to data-processing resources and the number of tokens used to reach these resources keeps increasing! Very often in the same company there are 2 or 3 different authentication systems (badge of access to buildings, smart card...) which can be (and are often) managed by different people in different business units.

The multi-token design of the nCryptone AAA Server makes it possible to manage all these multiple accesses in the same system with multiple levels of management. This federated system of identity management also allows the installation of SSO solutions .


Landline / Mobile phone
- Authentication of the caller
- IVR
- ...
Workstation
- Secured access to PC
- Intranet, Extranet, Internet password management
- VPN secured access
- Wi-Fi secured access
- Secured access to applications
- Data encryption
- ...
Magnetic strip
- Door opening
- Companies restaurant
- Access library
- ...
ContactLess device
- Door opening
- Companies restaurant
- Access libraries
- ...

oath
initiative for open authentication

nCryptone AAA Server Characteristics

Domain management

- An unlimited number of domains and sub-domains (a default domain is created at the time of the installation).
- Ability to delegate the administration of a particular domain to one or more people (concept of domain administrator).
- Each domain has its own independent characteristics:
  - Management of special accesses.
  - Management of legal advice depending on the language.
  - Management of servers associated with the domain: LDAP, SMTP and SMS.
  - Management of services accessible to the domain.
  - Management of users and user groups.
  - Management of tokens.
  - History file (log-file) and statistics specific to the domain.
  - Management of privileges.
  - Radius customers.
  - Fine management of SSO rules.
  - XML import/export.
- All the operations on a domain are accessible in several languages: French, English, Spanish and Japanese. The change from a language to another can be done at any time.
- Real time replication by simple or multiple domains on one or more remote servers (in ASP mode or dedicated mode).

Data base management

- Total compatibility with the main ODBC data bases (Microsoft Access, Microsoft SQL Server, Oracle, etc).
- Use of stored procedures to accelerate large database operations.
- Management of two data bases for fault-tolerant redundancy (automatic switching to second data base in event of problem) with automatic backup and real time of the primary base on the secondary base.
- Additional data base for the backup.
- Database audit and repair tools.

LDAP management

- Unlimited number of LDAP servers for each server.
- Total compatibility with the main LDAP servers on the market (V3).
- Direct link between the nCryptone user accounts and the LDAP user accounts, to simplify administration and integration in existing architecture (LDAP Centric mode).

RADIUS management

- Compatible with RFC: 2138, 2139, 2865, 2866, 2867, 2868 and 2869.
- Supported protocols : PAP, CHAP, MSCHAP, MSSHAPV2, EAP-MD5, LEAP, PEAP, EAP-TLS, EAP-TTLS, MAC.
- Greater than 1000 competing authentications per seconds.

SMTP management

- Unlimited number of outgoing SMTP servers for each domain.
- Management of SMTP servers requiring a Login/Password authentication.
- Management of predefined messages according to the various operations carried out by the administrator and/or server (blocked PIN code, change of passwords, etc). A set number of predefined default messages are provided with capability of modifying them, of removing them and/or adding others. An unlimited number of predefined messages.
- Automatic adaptation of the predefined messages according to the language of the user: French, English, Spanish and Japanese.
- Possibility of signing the outgoing messages electronically (requires the presence of a valid digital certificate on the server).
- Possibility of quantifying the outgoing messages (requires the presence of a valid digital certificate on the server).
- Time management of the sending of the messages (starting from a given date).
- Asynchronous spooling of the message to accelerate process.
- XML import/export of data.

SMS management

- Unlimited number of outgoing SMS servers for each domain.
- Management of SMS gateways " Clickatell " and " Prosodie ".
- Management of SMS servers requiring a Login/Password authentication .
- Management of predefined messages according to the various operations carried out by the administrator and/or server (blocked PIN code, change of passwords, etc). A set number of predefined default messages are provided with capability of modifying them, of removing them and/or adding others. An unlimited number of predefined message.
- Automatic adaptation of the predefined messages according to the language of the user : French, English, Spanish and Japanese.
- Time management of the sending of the messages (starting from a given date).
- Asynchronous spooling of the message to accelerate process.
- XML import/export of the data.

Users management

- Unlimited number of users per domain.
- Unlimited number of profiles per user.
- Unlimited number of Tokens per user.
- Capability of adding users by batch.
- Recovery of the user data via LDAP.
- Definition of the language and of the Time Zone per user.
- Capability of certification of the users via a valid X509 certificate.
- XML import/export of data.

User group management

- Unlimited number of user groups by domain. Each group can manage an unlimited number of users.
- Exhaustive users rights management associated with privileges.
- Standard user groups defined by default during the installation.

Token management

- Batch attribution of user tokens.
- Management of multiple tokens
- Acoustic AudioSmartCard V27 & V30 tokens.
- Login/ password static tokens.
- MAC address tokens.
- RFID Hid 125KHz and 13,56GHz tokens.
- Acoustic Elva VocalID tokens.
- SDK allowing the addition of other tokens upon request.
- XML import/export of data.

About Prosodie / AudioSmartCard

Prosodie is a public company quoted on the French stock exchange. Begun in 1984 and profitable since its inception, the company has spent more than 10 years developing acoustic-based security and encryption solutions using a variety of concepts and devices. Pre-"credit card format" acoustic devices limited marketability because they were inconvenient and unwieldy .However, these first generation products provided us with real-world field experience deploying acoustic security into access control and network authentication markets. Recent advances in technology have enabled us to package acoustic solution in a "credit card format" with the cost, reliability and durability necessary to succeed as a commercial product. This universally accepted card format combined with the universality of sound readers makes the nCryptone solution unique in the market - extreme security that can be immediately deployed on existing infrastructure.

By combining Prosodie and AudioSmartCard core technology and application patents, we have created an impressive and impregnable patent base backed by a $150 million company to integrate the nCryptone solution to existing and emerging applications and markets. Building on our initial developments, we are now deploying the concept of unpredictable and unique dynamic acoustic passwords combined with the multi-application server and client application services software. This "turn-key" solution now provides extreme security using the existing sound readers already available in telephones, PCs and PDAs - the microphone.

AudioSmartCard
A Prosodie Company
150, rue Galliéni - 92100 Boulogne-Billancourt (France)
Tel : +33 1 46 84 16 21 / Fax : +33 1 46 84 16 30
Site Web : http://www.audiosmartcard.com